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                                                                   EXHIBIT 99.2


Contact:  Doug Guarino         Director of Corporate Relations     781-647-3900
          Christopher Lindop   Chief Financial Officer

      INVERNESS MEDICAL INNOVATIONS ANNOUNCES NON-CASH REVISIONS TO PREVIOUSLY REPORTED RESULTS RELATED TO ITS SEPTEMBER 2003 ACQUISITION OF ABBOTT RAPID
                             DIAGNOSTICS BUSINESS

WALTHAM, MA....February 8, 2005 -  Inverness Medical Innovations, Inc. (AMEX:
IMA), a leading manufacturer and marketer of consumer and professional diagnostics products, and developer of advanced medical devices, announced today that, in response to comments raised by the Securities and Exchange Commission's Division of Corporation Finance during a routine review of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, it has agreed to revise its purchase price allocation in connection with its acquisition of the Abbott rapid diagnostics business on September 30, 2003. The Company will revise its final purchase price allocation set forth in its Quarterly Report on Form 10-Q for the period ended September 30, 2004, to attribute approximately $5.7 million to customer assets acquired in the acquisition, of which $5.3 million related to three distribution arrangements. Goodwill is reduced by the amounts attributable to the customer assets.

The Company, its auditor and its independent appraiser had previously determined that no separate value was attributable to the distribution arrangements that were negotiated in connection with or shortly after the acquisition, because the distributors earned a market return for providing access to the end users of the products. However, the SEC took the view that such contracts represented customer relationships of the acquired business and that they should be valued at the date of acquisition. Because of the relatively short-term nature of the largest of these arrangements, the impact of the additional non-cash amortization on our operating results, net of tax effect, is to reduce previously reported net income by approximately $800,000, or $0.04 per share, for each of the fourth quarter of 2003 and each of the first three quarters of 2004. The change will have a similar impact in the fourth quarter of 2004 and the first quarter of 2005. Thereafter, the incremental amortization for such customer assets will be approximately $100,000 per quarter for approximately 4 years.

Inverness will file an amendment to its 2003 Annual Report on Form 10-K, as well as amendments to its subsequent quarterly reports on Form 10-Q, within a week. The restated financial statements included in those filings will also address the matters discussed in our press release dated December 2, 2004, the impact of which is addressed separately therein.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women's health, cardiology

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and infectious disease. The company's new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS, INCLUDING STATEMENTS ABOUT THE IMPACT OF THE RESTATEMENT ON THE COMPANY'S HISTORICAL FINANCIAL STATEMENTS, AS WELL AS THE IMPACT OF ADDITIONAL FUTURE AMORTIZATION EXPENSE RESULTING FROM THE REVISED PURCHASE PRICE ALLOCATION ON ITS FUTURE OPERATING RESULTS. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE BASED ON MANAGEMENT'S CURRENT ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE. ACTUAL RESULTS MAY DIFFER MATERIALLY DUE TO NUMEROUS FACTORS, INCLUDING WITHOUT LIMITATION THE DEMAND FOR THE COMPANY'S PRODUCTS, THE INTENSELY COMPETITIVE ENVIRONMENT IN THE COMPANY'S MARKETS, THE ABILITY OF THE COMPANY TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE PRODUCTS AND THE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004. INVERNESS UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.